                                                                     EXHIBIT 7.s



                            Agreement of Joint Filing


        The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended, the Statement dated October 20, 1997 containing the information required by Schedule 13D, for the shares of Common Stock of CardioDynamics International Corporation, held by CardioDynamics Holdings, LLC, a California limited liability company, and by the undersigned individuals.



October 20, 1997
                                        CARDIODYNAMICS HOLDINGS, LLC



                                        By: /s/
                                           --------------------------------
                                           Allen Paulson, Member


                                        By: /s/
                                           --------------------------------
                                           James Gilstrap, Member



                                        /s/
                                        -----------------------------------
                                        ALLEN PAULSON



                                        /s/
                                        -----------------------------------
                                        JAMES GILSTRAP



                                        /s/
                                        -----------------------------------
                                        NICHOLAS DIACO



                                        /s/
                                        -----------------------------------
                                        JOSEPH DIACO